                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountants, we hereby consent to the incorporation of our report dated January 29, 2002 included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File No. 33-49822. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.




                                                       /s/ Arthur Andersen LLP
                                                       ARTHUR ANDERSEN LLP


Orange County, California
February 19, 2002

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